UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 9, 2010

SPARE BACKUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-30787	23-3030650
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

72757 Fred Waring Drive, Palm Desert, CA	92260
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	760-779-0251

not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01             Entry into a Material Definitive Agreement.

On April 9, 2010, Spare Backup entered into a definitive three year agreement with Simplexity, LLC., owner of the website Wirefly.com (“Simplexity”) to launch a number of co-branded cloud-based digital platform services. The digital platform will serve as a central web based interface where a subscriber can backup, store, sync, share retrieve and coordinate all their data across all their devices including PC’s, cell phones and PDA’s. The platform provides a personalize experience in the cloud with a robust feature set for the user, while offering an array of complimentary services tailored to each individual’s patterns, uses and needs.

Under the terms of the agreement Simplexity will have the exclusive right for marketing and distribution of Spare Backup’s data storage and cloud computing services through online mobile sales sites in the United States. Spare Backup will provide the co-branded platform to Simplexity’s Wirefly.com customers as well as affiliated companies through a promotional offer anticipated to begin in the second quarter of 2010. Both companies will share in all revenue derived from this agreement on an undisclosed mutually beneficial basis.

Spare Backup will be responsible for maintaining the integrity of the data and for the administration and operation of the platform, website and service delivery.

Simplexity, a privately held company, is the Internet’s leading authorized seller of cell phones and wireless services. Based in Reston, Virginia, Simplexity operates proprietary e-commerce platforms, providing affiliates and marketing partners with integrated solutions for cell phone and wireless product merchandising, activation, logistics and fulfillment. It also creates and maintains web sites for a variety of companies, including many of the largest retailers in the United States. Simplexity’s marketing partners include companies such as Best Buy, Staples.com and Radio Shack to name a few. Simplexity’s business and technology solutions include comprehensive inventory and rate plan management, order processing, automated activation, online merchandising, high-level customer care and customer relationship marketing. Wirefly is Simplexity’s shopping and comparison site for consumers, bringing online shoppers an unprecedented selection of cell phones and service plans from every major U.S. carrier with the convenience of automated application processing and cell phone activation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPARE BACKUP, INC.

Date: April 12, 2010	By:	/s/ Cery Perle
Cery Perle,
Chief Executive Officer and President